Exhibit 99.1

RISK FACTORS

References herein to (i) “this prospectus supplement” are to Northern Oil and Gas, Inc.’s prospectus supplement, dated February 4, 2021 (the “Prospectus Supplement”), filed with the SEC on February 8, 2021, (ii) the “accompanying prospectus” are to the base prospectus, dated July 3, 2018 (the “Base Prospectus”), and filed with the SEC, together with the Prospectus Supplement, on February 8, 2021, (iii) “this offering” are to the offering of common stock of Northern Oil and Gas, Inc. pursuant to the Prospectus Supplement and the Base Prospectus, and (iv) “Cautionary Statement Regarding Forward-Looking Statements” are to the section of the Prospectus Supplement under such heading. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Prospectus Supplement.

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully all the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, as modified by our Quarterly Reports on Form 10-Q and other SEC filings filed after such Annual Report. In addition, you should carefully consider the risk factors described below related to this offering and an investment in our securities. If any of these risks actually occurs, our business, financial condition, results of operations and cash flow could be seriously harmed. This could cause the trading price of our securities offered hereby to decline, resulting in a loss of all or part of your investment.

Risks Related to Our Business and the Oil, Natural Gas and NGL Industry

Our business depends on oil and natural gas transportation and processing facilities and other assets that are owned by third parties.

The marketability of our oil and natural gas depends in part on the availability, proximity and capacity of pipeline systems, processing facilities, oil trucking fleets and rail transportation assets owned by third parties. The lack of available capacity on these systems and facilities, whether as a result of proration, physical damage, scheduled maintenance, legal or other reasons such as suspension of service due to legal challenges (see below regarding the Dakota Access Pipeline), could result in a substantial increase in costs, the shut-in of producing wells or the delay or discontinuance of development plans for our properties. During 2019 and into 2020, we experienced significant delays and production curtailments that we believe were due in part to gas gathering and processing constraints. The negative effects arising from these and similar circumstances may last for an extended period of time. In many cases, operators are provided only with limited, if any, notice as to when these circumstances will arise and their duration. In addition, many of our wells are drilled in locations in the Williston Basin that are serviced to a limited extent, if at all, by gathering and transportation pipelines, which may or may not have sufficient capacity to transport production from all of the wells in the area. As a result, we rely on third party oil trucking to transport a significant portion of our production to third party transportation pipelines, rail loading facilities and other market access points.

The Dakota Access Pipeline (“DAPL”), a major pipeline running out of the Williston Basin, is subject to highly publicized ongoing litigation (the “DAPL Litigation”) that could threaten its continued operation. In July 2020, a federal district court ordered DAPL to be shut down no later than August 6, 2020, pending the completion of an environmental impact statement (“EIS”) that is expected to take at least a year to complete. The district court’s shut-down order was subsequently temporarily stayed by a federal circuit court of appeals, and DAPL currently remains operational. However, in January 2021, a federal circuit court of appeals agreed with the federal district court that the government should have conducted an EIS before going forward with the pipeline, and vacated easements granted for its construction to cross beneath Lake Oahe, a reservoir along the Missouri River maintained by the U.S. Army Corps of Engineers (“USACE”). The federal circuit court of appeals did not agree with the lower court’s decision that the pipeline should be shut down, and instead left the decision on how to proceed to the USACE. A shut-down remains possible, and there is no guarantee that DAPL will be permitted to resume or continue operations following the completion of the EIS and/or the DAPL Litigation. Any significant curtailment in gathering system or pipeline capacity, or the unavailability of sufficient third party trucking or rail capacity, could adversely affect our business, results of operations and financial condition.

The new Biden administration, acting through the executive branch and/or in coordination with Congress, could enact rules and regulations that restrict our ability to acquire federal leases in the future and/or impose more onerous permitting and other costly environmental, health and safety requirements.

During the campaign, President Biden stated that, if elected President, he would issue Executive Orders to permanently protect certain federal lands, establish monuments, restrict new oil and gas permitting on public lands and waters, and modify royalties to account for climate costs. In January 2021, President Biden signed an Executive Order temporarily suspending oil and gas permitting on federal lands and waters. In addition, President Biden has indicated that his administration is likely to pursue more stringent methane pollution limits for new and existing oil and gas operations. These efforts, among others, are intended to support Mr. Biden’s stated goal of addressing climate change. Potential actions of a Democratic-controlled Congress include imposing more restrictive laws and regulations pertaining to permitting, limitations on greenhouse gas emissions, increased requirements for financial assurance and bonding for decommissioning liabilities, and carbon taxes. Any of these administrative or Congressional actions could adversely affect our financial condition and results of operations by restricting the lands available for development and/or access to permits required for such development, or by imposing additional and costly environmental, health and safety requirements.

The enactment of new or increased severance taxes and impact fees on natural gas production could negatively impact the Reliance Assets.

The tax laws, rules and regulations that affect the operation of the Reliance Assets are subject to change. For example, Pennsylvania’s governor has in past legislative sessions proposed legislation to impose a state severance tax on the extraction of natural resources, including natural gas produced from the Marcellus Shale formation, either in replacement of or in addition to the existing state impact fee. Pennsylvania’s legislature has not thus far advanced any of the governor’s severance tax proposals; however, severance tax legislation may continue to be proposed in future legislative sessions. Any such tax increase or change could adversely impact our earnings, cash flows and financial position.

Risks Related to this Offering and Ownership of Our Common Stock

The trading price of our common stock has been, and is likely to continue to be, volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control.

Global stock markets in general, and stock prices of public oil and gas companies in particular, have recently experienced extreme volatility primarily as a result of the ongoing COVID-19 pandemic and the OPEC+ price war during the first quarter 2020. In addition to the factors discussed in these risk factors and elsewhere in our reports and other documents filed with the SEC, factors that may cause volatility in our share price include:

•	the duration, spread and severity of the COVID-19 pandemic, including the effect of the COVID-19 pandemic on global oil demand and oil price volatility;

•	further disagreements or price wars amongst OPEC+ members, including the effect thereof on global oil supply, oil storage capacity and oil prices;

•	a domestic or global economic slowdown that could affect our financial results and operations and the economic strength of our customers;

•	our ability to meet our working capital needs;

•	quarterly variations in operating results;

•	changes in financial estimates by us or securities analysts who may cover our stock or by our failure to meet the estimates made by securities analysts;

•	changes in market valuations of other similar companies;

•	announcements by us or our competitors of new products or of significant technical innovations, contracts, acquisitions, divestitures, strategic relationships or joint ventures;

•	changes in laws or regulations applicable to our business;

•	additions or departures of key personnel;

•	changes in our capital structure, such as future issuances of debt or equity securities;

•	short sales, hedging and other derivative transactions involving our capital stock

•	transactions in our common stock, by directors, officers, affiliates and other major investors; and

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the other risk factors described herein or incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2019, as amended, and our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020, and September 30, 2020.

Furthermore, from time to time, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions, such as recessions, interest rate changes, international currency fluctuations or political unrest, may negatively impact the market price of our common stock. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation, and we have been a defendant to a securities class action claim in the past. Any future securities litigation against us could result in substantial costs and divert our management’s attention and resources, and harm our business, financial condition, and results of operations.

The availability of shares for sale or other issuance in the future could reduce the market price of our common stock.

Our board of directors (our “Board”) has the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of common stock, or issue additional shares of preferred stock, which are convertible into shares of common stock. In the future, we may issue securities to raise cash for acquisitions, as consideration in acquisitions, to pay down debt, to fund capital expenditures or general corporate expenses, in connection with the exercise of stock options or to satisfy our obligations under our incentive plans. We may also acquire interests in other companies by using a combination of cash, our preferred stock and our common stock or just our common stock. We may also issue securities, including our preferred stock, that are convertible into, exchangeable for, or that represent the right to receive, our common stock. The occurrence of any of these events or any issuance of common stock upon conversion of our currently outstanding 6.5% Series A Perpetual Cumulative Convertible Preferred Stock (“Series A Preferred Stock”) may dilute your ownership interest in our Company, reduce our earnings per share and have an adverse impact on the price of our common stock.

Investors in our common stock may be required to look solely to stock appreciation for a return on their investment in us.

Any payment of future dividends will be at the discretion of our Board and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that our Board deems relevant. Covenants contained in the instruments governing our indebtedness and our Certificate of Designations for the Series A Preferred Stock restrict the payment of dividends. Investors may be forced to rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment.

We may issue preferred stock whose terms could adversely affect the voting power or value of our common stock.

Our governing documents authorize us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our common stock respecting dividends and distributions, as our Board may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of our common stock.

We currently owe cumulative dividends with respect to our Series A Preferred Stock, which precludes us from paying dividends with respect to our common stock and has certain other potential or actual adverse consequences.

Our Series A Preferred Stock accrues dividends that are payable semi-annually in arrears on May 15 and November 15 of each year, which commenced on May 15, 2020, when, as and if declared by our Board. As of December 31, 2020, no dividends had been declared or paid, and there were approximately $16.3 million of accumulated dividends on the Series A Preferred Stock.

Our failure to pay dividends with respect to the Series A Preferred Stock precludes us from paying dividends or making other distributions on our common stock unless all accumulated and unpaid dividends on the Series A Preferred Stock for all preceding dividend periods have been or contemporaneously are declared and paid in full. Additionally, if dividends on the Series A Preferred Stock are in arrears and unpaid for three or more semi-annual dividend periods (whether or not consecutive), the holders of the Series A Preferred Stock will be entitled to elect two additional directors to serve on the Board during the term of such payment arrearage.

The terms of any future preferred equity or debt financing may give holders of any preferred securities or debt securities rights that are senior to the rights of our common stockholders or impose more stringent restrictions on our operations.

If we incur additional debt or raise equity through the issuance of preferred stock, the terms of the debt or the preferred stock issued may give the holders rights, preferences and privileges senior to those of holders of our common stock, particularly in the event of liquidation. The terms of the debt may also impose additional and more stringent restrictions on our operations. If we raise funds through the issuance of additional equity, the ownership percentage of our existing stockholders would be diluted.

There may be future sales or issuances of our common stock, which will dilute the ownership interests of stockholders and may adversely affect the market price of our common stock.

We may in the future issue additional shares of common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities, which may result in dilution to our stockholders. In addition, our stockholders may be further diluted by future issuances under our equity incentive plans. The market price of our common stock could decline as a result of sales or issuances of a large number of shares of our common stock or similar securities in the market after this offering or the perception that such sales or issuances could occur.

Your percentage ownership may be diluted by the future issuance of additional common stock, including issuances in connection with our incentive plans, acquisitions or otherwise.

Our current Certificate of Incorporation (as defined below) authorizes us to issue 135,000,000 shares of common stock, of which 45,556,326 shares were issued and outstanding as of September 30, 2020. Any shares of common stock that we issue, including under the 2018 Plan or other equity incentive plans that we may adopt in the future or in connection with an acquisition or otherwise, would dilute the percentage ownership held by the investors who purchase shares of common stock in this offering.

If securities or industry analysts publish negative reports about our business, our share price and trading volume could decline.

The market price for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business, our market and our competitors. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

Risks Related to the Reliance Acquisition

We may not consummate the Reliance Acquisition or the Concurrent Notes Offering, and this offering is not conditioned on the consummation of the Reliance Acquisition or the Concurrent Notes Offering.

We expect to partially fund the cash purchase price for the Reliance Acquisition with the net proceeds from this offering and the remainder of the cash purchase price from the net proceeds from the Concurrent Notes Offering and/or borrowings under our Revolving Credit Facility. However, the consummation of the Reliance Acquisition is subject to various customary and other closing conditions, some of which are beyond our control, and we cannot assure you that the Reliance Acquisition will be consummated. Further, we may not consummate the Concurrent Notes Offering, which is subject to market conditions and other factors.

This offering is not conditioned on the consummation of the Reliance Acquisition or the Concurrent Notes Offering. Therefore, upon the closing of this offering, you will become a holder of our common stock regardless of whether the Reliance Acquisition or the Concurrent Notes Offering is consummated, delayed, modified or terminated. If the Reliance Acquisition or the Concurrent Notes Offering is delayed or terminated or consummated on terms different than those described herein, the price of our common stock may decline to the extent that the current market price of our common stock reflects a market assumption that the Reliance Acquisition and the Concurrent Notes Offering will be consummated on the terms described herein.

In addition, if the Reliance Acquisition is not consummated, our management will have broad discretion in the application of the net proceeds from this offering and could apply the proceeds in ways that you or other stockholders may not approve. In addition, if the Concurrent Notes Offering is not consummated, our management will have broad discretion in the source of funds for the remaining portion of the cash purchase price for the Reliance Acquisition, and could draw upon such other sources of funds in ways that you or other stockholders may not approve. In either event, the market price of our common stock could be adversely affected.

The JDA Properties comprising a portion of the Reliance Assets are subject to the preferential right to purchase and consent right of Reliance’s joint venture partner, EQT. If such preferential right is exercised or we are unable to obtain the consent required to acquire the JDA Properties, we will not be able to acquire such assets as part of the Reliance Acquisition.

The JDA Properties are subject to both a preferential right to purchase, and consent right, in favor of EQT. EQT has a period of 45 days to exercise its preferential right to purchase the JDA Properties following its receipt of notice of our intent to purchase the JDA Properties, which notice was delivered in connection with execution of the PSA. Pursuant to the PSA, if prior to the closing, EQT fails to grant consent to our acquisition of the JDA Properties or exercises its preferential right to purchase, the JDA Properties will be excluded from the transaction at closing and the purchase price will be reduced by the allocated value of the JDA Properties. If EQT does not consent to the acquisition prior to the closing, Reliance has agreed to continue to seek such consent for a period of three months from and after closing. If EQT consents to the acquisition within such three month period, we will acquire the JDA Properties on the same terms and conditions set forth in the PSA. If consent is not obtained on or prior to the expiration of such three month period, the JDA Properties will be permanently excluded from the transaction. Based on information provided to us by Reliance, the JDA Properties include 5.6 net producing wells, 1.0 net wells in progress and 2,183 net acres, have approximately 65 Bcfe in associated proved reserves and approximately 1.8 net undrilled locations.

Although the total consideration to be paid in the Reliance Acquisition will be adjusted if we are unable to acquire the JDA Properties as a result of EQT’s exercise of its preferential right or if EQT does not consent to the acquisition, there can be no guarantee that such reduction in consideration will be commensurate with the lost actual or anticipated benefits of acquiring such assets.

If the Reliance Acquisition is consummated, we may be unable to successfully integrate the Reliance Assets into our business or achieve the anticipated benefits of the Reliance Acquisition.

Our ability to achieve the anticipated benefits of the Reliance Acquisition will depend in part upon whether we can integrate the Reliance Assets into our existing business in an efficient and effective manner. We may not be able to accomplish this integration process successfully. The successful acquisition of producing properties, including the Reliance Assets, requires an assessment of several factors, including:

•	recoverable reserves;

•	future oil and natural gas prices and their appropriate differentials;

•	availability and cost of transportation of production to markets;

•	availability and cost of drilling equipment and of skilled personnel;

•	development and operating costs including access to water and potential environmental and other liabilities; and

•	regulatory, permitting and similar matters.

The accuracy of these assessments is inherently uncertain. In connection with these assessments, we have performed a review of the subject properties that we believe to be generally consistent with industry practices. The review was based on our analysis of historical production data, assumptions regarding capital expenditures and anticipated production declines without review by an independent petroleum engineering firm. Data used in such review was furnished by the seller or obtained from publicly available sources. Our review may not reveal all existing or potential problems or permit us to fully assess the deficiencies and potential recoverable reserves for all of the acquired properties, and the reserves and production related to the Reliance Assets may differ materially after such data is reviewed by an independent petroleum engineering firm or further by us. Inspections will not always be performed on every well, and environmental problems are not necessarily observable even when an inspection is undertaken. Even when problems are identified, the seller may be unwilling or unable to provide effective contractual protection against all or a portion of the underlying deficiencies. We are often not entitled to contractual indemnification for environmental liabilities and acquire properties on an “as is” basis, and, as is the case with certain liabilities associated with the assets to be acquired in the Reliance Acquisition, we are entitled to indemnification for only certain environmental liabilities. The integration process may be subject to delays or changed circumstances, and we can give no assurance that the Reliance Assets will perform in accordance with our expectations or that our expectations with respect to integration or cost savings as a result of the Reliance Acquisition will materialize.

We will incur significant transaction and acquisition-related costs in connection with the Reliance Acquisition.

We expect to incur significant costs associated with the Reliance Acquisition and integrating the Reliance Assets within our operations. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the Reliance Assets, should allow us to offset incremental transaction and acquisition-related costs over time, this net benefit may not be achieved in the near term or at all.

Failure to complete the Reliance Acquisition could negatively impact our future business and financial results.

If the Reliance Acquisition is not completed or if there are significant delays in completing the Reliance Acquisition, our future business and financial results and the trading price of our common stock could be negatively affected. In particular, there may be negative reactions from the financial markets due to the fact that current prices of our common stock may reflect a market assumption that the Reliance Acquisition will be completed.

In addition to the proceeds from this offering, we expect to fund a portion of the cash purchase price for the Reliance Acquisition with the net proceeds from the Concurrent Notes Offering.

In addition to the proceeds from this offering, we expect to fund a portion of the cash purchase price for the Reliance Acquisition with the net proceeds from the Concurrent Notes Offering and/or borrowings under our Revolving Credit Facility. To the extent we incur additional debt, the risks associated with our leverage may be exacerbated.

The transactions in connection with this offering could trigger a limitation on the utilization of our historic U.S. net operating loss carryforwards.

Our ability to utilize U.S. net operating loss carryforwards to reduce future taxable income following this offering may be subject to various limitations under the Internal Revenue Code of 1986, as amended (the “Code”). Section 382 of the Code imposes such a limitation upon the occurrence of an ownership change resulting from issuances of a company’s stock or the sale or exchange of such company’s stock by certain stockholders if, as a result, there is an aggregate change of more than 50% in the beneficial ownership of such company’s stock by such stockholders within a rolling three-year period. The limitation with respect to such loss carryforwards generally would be equal to (i) the fair market value of the company’s equity multiplied by (ii) a percentage approximately equivalent to the yield on long-term tax-exempt bonds during the month in with the ownership change occurs. In addition, any limitation would be increased if there are recognized built-in gains during any post-change year, but only to the extent of any net unrealized built-in gains inherent in the assets sold, and further, if there is a net unrealized built-in loss at the time of an ownership change, then the limitation may apply to tax attributes other than just loss carryforwards, such as depreciable basis. Based on the information currently available, we believe that the transactions in connection with this offering should not result in an ownership change, but we cannot assure you that no such ownership change will occur.

However, issuances, sales and/or exchanges of our common stock (including, potentially, relatively small transactions and transactions beyond our control), taken together with prior transactions with respect to our common stock and this offering, could trigger an ownership change and therefore a limitation on our ability to utilize its U.S. loss carryforwards. If we experience an ownership change, any resulting limitation under Section 382 of the Code could cause some of such loss carryforwards to expire before we would be able to utilize them to reduce taxable income in future periods, possibly resulting in a substantial income tax expense or write down of tax assets or both.